UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2007 (August 27, 2007)

GATEWAY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14500	42-1249184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7565 Irvine Center Drive

Irvine, California 92618

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (949) 471-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on our Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on August 27, 2007, as amended by our Current Report on Form 8-K/A filed with the SEC on August 28, 2007, we have entered into an Agreement and Plan of Merger, dated as of August 27, 2007 (the “Merger Agreement”), with Acer Inc., a company organized under the laws of the Republic of China (“Parent”), and Galaxy Acquisition Corp., a wholly owned subsidiary of Parent (“Acquisition Sub”).

Subject to the terms and conditions of the Merger Agreement, Acquisition Sub will commence a tender offer (the “Offer”) to purchase all of our outstanding shares of common stock, par value $0.01 per share (the “Common Stock”), including the associated preferred share purchase rights (together, the “Company Shares”), at a purchase price of $1.90 per share in cash (the “Offer Price”). Upon successful completion of the Offer, Acquisition Sub will be merged (the “Merger”) with and into us, with each outstanding Company Share being converted into the right to receive the Offer Price in cash, without interest (the “Merger Consideration”), and we will survive the Merger as a wholly owned subsidiary of Parent.

Immediately prior to the execution of the Merger Agreement, our Board of Directors terminated our Change in Control Compensation Plan, as amended, that was adopted in 2000. Accordingly, no amounts will be payable pursuant to this Plan to any of our officers or directors in connection with the transactions contemplated by the Merger Agreement.

In addition, at the effective time of the Merger (or, as of the consummation of the Offer, depending on the terms of the applicable option plan), each outstanding stock option granted under any of our 1996 Long-Term Incentive Equity Plan, the 2000 Equity Incentive Plan, the 1996 Non-Employee Directors Stock Option Plan and the Employee Equity Incentive Plan (also known as the 2000 Employee Equity Incentive Plan) (the “Company Options”), that is outstanding and unexercised immediately prior to such time (including any Company Option granted as a result of a change in control of the Company, including pursuant to the 2000 Equity Incentive Plan) will become fully vested and, as of the effective time of the Merger, will be converted into the right to receive the Merger Consideration upon exercise (on a per share basis) and, if not exercised, will be cancelled in exchange for a cash payment (the “Option Consideration”) equal to the product of (i) the excess, if any, of the Merger Consideration over the per share exercise price of such Company Option and (ii) the number of shares covered by such Company Option. As of the effective time of the Merger, all such Company Options, whether or not vested or exercisable, will no longer be outstanding and will automatically cease to exist, and each holder of a Company Option will cease to have any rights with respect thereto, except the right to receive the Option Consideration. As of the effective time of the Merger, each restricted share issued under any of the benefit plans described above will automatically become fully vested and free of any forfeiture restrictions, and shall be converted into the right to receive the Merger Consideration.

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THE TENDER OFFER DESCRIBED IN THIS CURRENT REPORT ON FORM 8-K HAS NOT YET BEEN COMMENCED. THIS ANNOUNCEMENT AND THE DESCRIPTION CONTAINED HEREIN IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL OUR SHARES. AT THE TIME THE TENDER OFFER IS COMMENCED, PARENT AND ACQUISITION SUB INTEND TO FILE A TENDER OFFER STATEMENT ON SCHEDULE TO CONTAINING AN OFFER TO PURCHASE, FORMS OF LETTERS OF TRANSMITTAL AND OTHER DOCUMENTS RELATING TO THE TENDER OFFER, AND WE INTEND TO FILE A SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WITH RESPECT TO THE TENDER OFFER. PARENT, ACQUISITION SUB AND THE COMPANY INTEND TO MAIL THESE DOCUMENTS TO OUR STOCKHOLDERS. THE TENDER OFFER STATEMENT AND THE OTHER DOCUMENTS RELATING TO THE TENDER OFFER WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER AND OUR STOCKHOLDERS ARE URGED TO READ THEM CAREFULLY WHEN THEY BECOME AVAILABLE. THE TENDER OFFER STATEMENT AND THE OTHER DOCUMENTS RELATING TO THE TENDER OFFER WILL BE MADE AVAILABLE TO OUR STOCKHOLDERS AT NO EXPENSE TO THEM. IN ADDITION, SUCH DOCUMENTS (AND ALL OTHER DOCUMENTS FILED WITH THE SEC) WILL BE AVAILABLE AT NO CHARGE AT HTTP://WWW.GATEWAY.COM AND ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GATEWAY, INC.

Date: August 30, 2007	By:	/s/ J. Edward Coleman
	Name:	J. Edward Coleman
	Title:	Chief Executive Officer